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EXHIBIT 24

ARCHER-DANIELS-MIDLAND COMPANY

Power of Attorney
of Director and/or Officer

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of ARCHER-DANIELS-MIDLAND COMPANY, a Delaware corporation, does hereby make, constitute and appoint G. ALLEN ANDREAS, DOUGLAS J. SCHMALZ, and D. J. SMITH, and each or any one of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of said Company to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of common stock of said Company offered pursuant to the Archer-Daniels-Midland Company Voluntary Employee Payroll Deduction Stock Purchase Plan, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

        IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand this 29th day of January, 2002.

/s/ G. ALLEN ANDREAS G. Allen Andreas	/s/ DAVID MIMRAN David J. Mimran
/s/ MOLLIE H. CARTER Mollie H. Carter	/s/ M. BRIAN MULRONEY M. Brian Mulroney
/s/ HERMAN DE BOON Herman de Boon	/s/ JOHN K. VANIER John K. Vanier
/s/ ROGER S. JOSLIN Roger S. Joslin	/s/ O. GLENN WEBB O. Glenn Webb
/s/ SANDRA ANDREAS MCMURTRIE Sandra Andreas McMurtrie

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ARCHER-DANIELS-MIDLAND COMPANY
Power of Attorney of Director and/or Officer